Exhibit 21             Subsidiaries of Fidelity Federal Bancorp

Name                                              Jurisdiction of Incorporation
----                                              -----------------------------
Fidelity Federal Bancorp:
    United Fidelity Bank, fsb                        United States of America

Also included are the subsidiaries of
  United Fidelity Bank, fsb:
    Village Insurance Corporation                    Indiana
    Village Management Corporation                   Indiana
    Village Capital Corporation                      Indiana